Exhibit 99.2

CHARLES RIVER ASSOCIATES (CRA)

FIRST QUARTER FISCAL YEAR 2019

EARNINGS ANNOUNCEMENT

PREPARED CFO REMARKS

CRA is providing these prepared remarks by CFO Chad Holmes in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call.

As previously announced, the conference call will be held May 2, 2019 at 10:00 a.m. ET. These prepared remarks will not be read on the call.

Q1 Fiscal 2019 Summary (Quarter ended March 30, 2019)

•                  Revenue: $105.8 million

•                  Net income: $4.7 million, or 4.4% of revenue; non-GAAP net income: $4.5 million, or 4.3% of revenue

•                  Net income per diluted share: $0.56; non-GAAP net income per diluted share: $0.54

•                  Operating margin: 6.5%; non-GAAP operating margin: 6.3%

•                  Non-GAAP EBITDA: $8.5 million, or 8.0% of revenue

•                  Effective tax rate: 23.5%; non-GAAP effective tax rate: 23.4%

•                  Utilization: 75%

•                  Consultant headcount at the end of Q1 of fiscal 2019: 687, which consists of 123 officers, 387 other senior staff and 177 junior staff

•                  Cash and cash equivalents: $15.0 million at March 30, 2019

Revenue

For Q1 of fiscal 2019, revenue was $105.8 million, compared with revenue of $99.5 million for Q1 of fiscal 2018.

Headcount

The following table outlines our consultant headcount at the end of the stated quarters:

	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Officers	123	124	125	127	131
Other Senior Staff	387	375	367	343	361
Junior Staff	177	188	193	158	155
Total	687	687	685	628	647

Utilization

For Q1 of fiscal 2019, companywide utilization was 75%, compared with 73% for Q1 of fiscal 2018.

Client Reimbursables

For Q1 of fiscal 2019, on a GAAP and non-GAAP basis, client reimbursables were $12.8 million, or approximately 12.1% of revenue, compared with $11.2 million, or 11.3% of revenue, for Q1 of fiscal 2018.

Contingent Liability

For Q1 of fiscal 2019, the estimated value of the contingent consideration obligation decreased by $0.2 million to $6.0 million at March 30, 2019, which is reported as a component of cost of services (exclusive of depreciation and amortization) for Q1 of fiscal 2019.

SG&A Expenses

For Q1 of fiscal 2019, SG&A expenses were $22.7 million, or 21.5% of revenue, compared with $21.7 million, or 21.8% of revenue, for Q1 of fiscal 2018. On a non-GAAP basis, SG&A expenses were $22.7 million, or 21.5% of non-GAAP revenue, for Q1 of fiscal 2019, compared with $21.1 million, or 21.2% of non-GAAP revenue, for Q1 of fiscal 2018.

Commissions to non-employee experts are included in SG&A expenses. On a non-GAAP basis, these commissions represented approximately 3.2% of revenue for Q1 of fiscal 2019, compared with 3.0% in Q1 of fiscal 2018. Excluding these commissions, on a non-GAAP basis, SG&A expenses were 18.3% of revenue for Q1 of fiscal 2019, compared with 18.2% of revenue for Q1 of fiscal 2018.

Depreciation & Amortization

For Q1 of fiscal 2019, on a GAAP and non-GAAP basis, depreciation and amortization expense was $2.6 million, or 2.5% of revenue, compared with $2.2 million, or 2.2% of revenue, for Q1 of fiscal 2018.

Forgivable Loan Amortization

For Q1 of fiscal 2019, on a GAAP and non-GAAP basis, forgivable loan amortization was $6.2 million, or 5.9% of revenue, compared with $4.9 million, or 5.0% of revenue, for Q1 of fiscal 2018.

Share-Based Compensation Expense

For Q1 of fiscal 2019, on a GAAP and non-GAAP basis, share-based compensation expense was approximately $0.9 million, or 0.9% of revenue, compared with $1.3 million, or 1.3% of revenue, for Q1 of fiscal 2018.

Operating Income

For Q1 of fiscal 2019, operating income was $6.9 million, or 6.5% of revenue, compared with operating income of $6.2 million, or 6.2% of revenue, for Q1 of fiscal 2018. Non-GAAP operating income was $6.6 million, or 6.3% of revenue, for Q1 of fiscal 2019, compared with $6.7 million, or 6.7% of revenue, for Q1 of fiscal 2018.

Interest and Other Expense, net

For Q1 of fiscal 2019, interest and other expense, net was $0.8 million on a GAAP basis and non-GAAP basis. This compares with interest and other expense, net of $0.3 million on a GAAP and non-GAAP basis for Q1 of fiscal 2018.

Income Taxes

The following table outlines our income tax provision recorded (in $000) and the resulting effective tax rates:

	GAAP		NON-GAAP
	Q1		Q1
	2019	2018	2019	2018
Tax Provision	$1,435	$1,040	$1,377	$1,108
Effective Tax Rate	23.5%	17.5%	23.4%	17.4%

Net Income

For Q1 of fiscal 2019, net income was $4.7 million, or 4.4% of revenue, or $0.56 per diluted share, compared with net income of $4.9 million, or 4.9% of revenue, or $0.57 per diluted share, for Q1 of fiscal 2018. Non-GAAP net income for Q1 of fiscal 2019 was $4.5 million, or 4.3% of non-GAAP revenue, or $0.54 per diluted share, compared with $5.3 million, or 5.3% of non-GAAP revenue, or $0.61 per diluted share, for Q1 of fiscal 2018.

Non-GAAP EBITDA

For Q1 of fiscal 2019, non-GAAP EBITDA was $8.5 million, or 8.0% of revenue, compared with $8.6 million, or 8.7% of revenue, for Q1 of fiscal 2018.

Constant Currency Basis

For Q1 of fiscal 2019 revenue was $105.8 million, and net income was $4.7 million, or 4.4% of revenue, or $0.56 per diluted share. On a constant currency basis relative to Q1 of fiscal 2018, Q1 of fiscal 2019 revenue would have increased by approximately $1.5 million to $107.3 million, net income would have decreased by approximately $0.1 million to $4.6 million, and earnings per diluted share would have decreased by approximately $0.01 to $0.55.

For Q1 of fiscal 2019, revenue was $105.8 million, and non-GAAP net income was $4.5 million, or 4.3% of revenue, or $0.54 per diluted share, and non-GAAP EBITDA was $8.5 million, or 8.0% of non-GAAP revenue. On a constant currency basis relative to Q1 of fiscal 2018, Q1 of fiscal 2019 non-GAAP revenue would have increased by approximately $1.5 million to $107.3 million, while non-GAAP net income would have decreased by approximately $0.1 million to $4.4 million, earnings per diluted share would have decreased by approximately $0.01 to $0.53, and non-GAAP EBITDA would have decreased by approximately $0.1 million to $8.4 million.

A description of the process for calculating the measures presented on a constant currency basis is contained under the heading “Non-GAAP Financial Measures” below.

Key Balance Sheet Metrics

Billed and unbilled receivables at March 30, 2019 were $134.2 million, compared with $120.2 million at March 31, 2018. Current liabilities at March 30, 2019 were $149.4 million, compared with $104.3 million at March 31, 2018.

Total DSO for Q1 of fiscal 2019 were 111 days, consisting of 72 days of billed and 39 days of unbilled. This compares with 106 days reported for Q1 of fiscal 2018, consisting of 67 days of billed and 39 days of unbilled.

Cash and Cash Flow

Cash and cash equivalents were $15.0 million at March 30, 2019, compared with $10.9 million at March 31, 2018.

Net cash used in operating activities for Q1 of fiscal 2019 was $56.6 million, compared with $40.5 million for Q1 of fiscal 2018.

Capital expenditures totaled approximately $0.8 million for Q1 of fiscal 2019, compared with $3.2 million for Q1 of fiscal 2018.

During Q1 of fiscal 2019, approximately 87,000 shares of common stock were repurchased for approximately $4.3 million, compared with Q1 of fiscal 2018, approximately 163,000 shares of common stock were repurchased for approximately $8.3 million.

A quarterly cash dividend of $0.20 per common share, for total dividends and dividend equivalents of $1.7 million, was paid in Q1 of fiscal 2019, compared with a quarterly cash dividend of $0.17 per common share, for total dividends and dividend equivalents of $1.5 million, which was paid in Q1 of fiscal 2018.

In Q1 of fiscal 2019, we borrowed on our line of credit in the amount of $39.0 million, compared with $10.0 million of borrowings on our line of credit in Q1 of fiscal 2018.

NON-GAAP FINANCIAL MEASURES

In these remarks, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with financial measures that were not calculated in accordance with GAAP. CRA believes that the non-GAAP financial measures described below are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments described below are made to the performance measures for some of CRA’s performance-based compensation.

The adjustments made to the financial measures identified in these remarks as “non-GAAP” are as follows: for the first quarter of fiscal 2019, the adjustments exclude non-cash amounts relating principally to valuation changes in contingent consideration; for the first quarter of fiscal 2018, the adjustments exclude non-cash amounts relating principally to valuation changes in contingent consideration and net costs related to a lease recapture. These remarks also present certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates. Finally, these remarks also present the non-GAAP financial metric EBITDA.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in these remarks. EBITDA and the financial measures identified in these remarks as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of these remarks. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

A reconciliation between the historical GAAP and non-GAAP financial measures presented in these remarks is provided in CRA’s first quarter fiscal 2019 press release posted to the Investor Relations section of CRA’s website at http://www.crai.com and in the financial tables below.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED MARCH 30, 2019 COMPARED TO THE QUARTER ENDED MARCH 31, 2018

(In thousands, except per share data)

	Quarter Ended March 30, 2019					Quarter Ended March 31, 2018
		GAAP			Non-GAAP		GAAP			Non-GAAP
	GAAP	% of	Adjustments to	Non-GAAP	% of	GAAP	% of	Adjustments to	Non-GAAP	% of
	Results	Revenues	GAAP Results (1)	Results	Revenues	Results	Revenues	GAAP Results (2)	Results	Revenues
Revenues	$105,849	100.0%	$—	$105,849	100.0%	$99,476	100.0%	$—	$99,476	100.0%
Cost of services (exclusive of depreciation and amortization)	73,635	69.6%	(217)	73,852	69.8%	69,391	69.8%	(107)	69,498	69.9%
Selling, general and administrative expenses	22,743	21.5%	—	22,743	21.5%	21,650	21.8%	555	21,095	21.2%
Depreciation and amortization	2,616	2.5%	—	2,616	2.5%	2,231	2.2%	—	2,231	2.2%
Income (loss) from operations	6,855	6.5%	217	6,638	6.3%	6,204	6.2%	(448)	6,652	6.7%

Interest and other income (expense), net	(755)	-0.7%	—	(755)	-0.7%	(278)	-0.3%	—	(278)	-0.3%
Income (loss) before provision for income taxes and noncontrolling interest	6,100	5.8%	217	5,883	5.6%	5,926	6.0%	(448)	6,374	6.4%
Provision for income taxes	1,435	1.4%	58	1,377	1.3%	1,040	1.0%	(68)	1,108	1.1%
Net income (loss)	4,665	4.4%	159	4,506	4.3%	4,886	4.9%	(380)	5,266	5.3%
Net (income) loss attributable to noncontrolling interests, net of tax	—	0.0%	—	—	0.0%	—	0.0%	—	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$4,665	4.4%	$159	$4,506	4.3%	$4,886	4.9%	$(380)	$5,266	5.3%

Net Income (loss) per share attributable to CRA International, Inc.:
Basic	$0.58			$0.56		$0.59			$0.63
Diluted	$0.56			$0.54		$0.57			$0.61

Weighted average number of shares outstanding:
Basic	8,015			8,015		8,285			8,285
Diluted	8,346			8,346		8,580			8,580

(1) These adjustments relate principally to non-cash valuation changes in contingent consideration.

(2) These adjustments relate principally to non-cash valuation changes in contingent consideration and net costs related to a lease recapture.

CRA INTERNATIONAL, INC.

UNAUDITED NON-GAAP EBITDA AND RECONCILIATION TO NET INCOME

FOR THE FISCAL QUARTER ENDED MARCH 30, 2019 COMPARED TO THE FISCAL QUARTER ENDED MARCH 31, 2018

(In thousands)

	Quarter Ended March 30, 2019					Quarter Ended March 31, 2018
		GAAP			Non-GAAP		GAAP			Non-GAAP
	GAAP	% of	Adjustments to	Non-GAAP	% of	GAAP	% of	Adjustments to	Non-GAAP	% of
	Results	Revenues	GAAP Results (1)	Results	Revenues	Results	Revenues	GAAP Results (2)	Results	Revenues
Revenues	$105,849	100.0%	$—	$105,849	100.0%	$99,476	100.0%	$—	$99,476	100.0%

Net income (loss) attributable to CRA International, Inc.	$4,665	4.4%	$159	$4,506	4.3%	$4,886	4.9%	$(380)	$5,266	5.3%
Net income (loss) attributable to noncontrolling interests, net of tax	—	0.0%	—	—	0.0%	—	0.0%	—	—	0.0%
Net income (loss)	4,665	4.4%	159	4,506	4.3%	4,886	4.9%	(380)	5,266	5.3%
Interest expense, net	11	0.0%	—	11	0.0%	37	0.0%	—	37	0.0%
Provision for income taxes	1,435	1.4%	58	1,377	1.3%	1,040	1.0%	(68)	1,108	1.1%
Depreciation and amortization	2,616	2.5%	—	2,616	2.5%	2,231	2.2%	—	2,231	2.2%
EBITDA	$8,727	8.2%	$217	$8,510	8.0%	$8,194	8.2%	$(448)	$8,642	8.7%

(1) These adjustments relate principally to non-cash valuation changes in contingent consideration.

(2) These adjustments relate principally to non-cash valuation changes in contingent consideration and net costs related to a lease recapture.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 30,	December 29,
	2019	2018
Assets
Cash and cash equivalents	$14,958	$38,028
Accounts receivable and unbilled services, net	134,231	130,585
Other current assets	17,584	12,527
Total current assets	166,773	181,140

Property and equipment, net	48,409	48,088
Goodwill and intangible assets, net	96,011	96,054
Right-of-Use Assets	81,480	—
Other assets	59,102	45,564
Total assets	$451,775	$370,846

Liabilities and shareholders’ equity
Accounts payable	$22,530	$21,938
Accrued expenses	72,280	108,233
Revolving line of credit	39,000	—
Current portion of lease liabilities	9,558	—
Other current liabilities	6,056	12,326
Total current liabilities	149,424	142,497
Non-current portion of lease liabilities	94,939	—
Other non-current liabilities	9,522	31,877
Total liabilities	253,885	174,374

Total shareholders’ equity	197,890	196,472
Total liabilities and shareholders’ equity	$451,775	$370,846

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Quarter Ended	Quarter Ended
	March 30,	March 31,
	2019	2018
Operating activities:
Net income	$4,665	$4,886
Adjustments to reconcile net income to net cash used in operating activities:
Non-cash items, net	5,840	5,517
Accounts receivable and unbilled services	(2,924)	(5,436)
Working capital items, net	(64,148)	(45,506)
Net cash used in operating activities	(56,567)	(40,539)

Investing activities:
Purchases of property and equipment	(774)	(3,248)
Net cash used in investing activities	(774)	(3,248)

Financing activities:
Issuance of common stock, principally stock option exercises	1,526	535
Borrowings under revolving line of credit	39,000	10,000
Tax withholding payments reimbursed by shares	(388)	(1,783)
Cash paid on dividend equivalents	(35)	(98)
Cash dividend paid to shareholders	(1,616)	(1,423)
Repurchases of common stock	(4,349)	(7,230)
Net cash provided by financing activities	34,138	1

Effect of foreign exchange rates on cash and cash equivalents	133	603

Net decrease in cash and cash equivalents	(23,070)	(43,183)
Cash and cash equivalents at beginning of period	38,028	54,035

Cash and cash equivalents at end of period	$14,958	$10,852

Noncash investing and financing activities:
Repurchases of common stock payable	$—	$1,095
Purchases of property and equipment not yet paid for	$1,906	$3,923
Asset retirement obligations	$—	$223
Right-of-use assets obtained in exchange for lease obligations	$713	$—
Right-of-use assets related to the adoption of ASC 842	$82,329	$—
Supplemental cash flow information:
Cash paid for taxes	$298	$212
Cash paid for interest	$59	$60